UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2019

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Cassava Sciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7801 N Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cassava Sciences, Inc. was held on May 9, 2019. Of the 17,219,300 shares of our common stock entitled to vote at the meeting, 14,314,688 shares, representing approximately 83% of the total votes eligible to be cast, were represented at the meeting in person or by proxy, constituting a quorum. Final results of the stockholder vote on each proposal brought before the Annual Meeting were as follows:

Proposal One – Both of the two  (2) nominees for election to the Board of Directors were elected to serve for a three-year term, and until his successor is duly elected and qualified, based upon the following votes:

Director	For	Withheld	Broker Non-Vote
Nadav Friedmann, Ph.D., M.D.	3,553,473	2,550,671	8,210,544
Michael J. O’Donnell	3,616,748	2,487,396	8,210,544

Proposal Two – The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019, was ratified based upon the following votes:

For	Against	Abstain
13,919,511	136,244	258,933

Proposal Three – The Company’s 2018 executive compensation was approved on a non-binding advisory basis based upon the following votes:

For	Against	Abstain	Broker Non -Vote
3,234,670	2,756,104	113,370	8,210,544

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: May 9, 2019
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer